Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
(in thousands, except per share amounts)	2006	2005	Change	2006	2005	Change

Income Statement Data:

Net interest income	$13,156	$12,745	3%	$39,801	$37,758	5%
Provision for loan losses	428	250	71	1,409	1,420	(1)
Noninterest income	4,680	4,284	9	13,552	11,196	21
Total Revenues	17,836	17,029	5	53,353	48,954	9
Noninterest operating expenses	14,861	13,337	11	43,284	36,613	18
Net income	1,645	2,325	(29)	5,732	7,341	(22)

Per Common Share Data:

Net income: Basic	$0.27	$0.39	(31)%	$0.93	$1.23	(24)%
Net income: Diluted	0.26	0.36	(28)	0.89	1.15	(23)

Book Value				$16.02	$15.06	6%

Weighted average shares outstanding:
Basic	6,116	5,956		6,086	5,933
Diluted	6,373	6,393		6,381	6,347

Balance Sheet Data:

Total assets				$1,838,173	$1,587,394	16%
Loans (net)				927,950	753,306	23
Allowance for loan losses				9,635	8,852	9
Investment Securities				737,868	686,558	7
Total deposits				1,606,253	1,405,601	14
Core deposits				1,556,458	1,353,800	15
Stockholders' equity				99,180	90,823	9

Capital:

Stockholders' equity to total assets				5.40%	5.72%
Leverage Ratio				7.34	7.32
Risk based capital ratios:
Tier 1				10.22	10.31
Total Capital				10.96	11.16

Performance Ratios:

Cost of funds	3.27%	2.17%		3.07%	1.95%
Deposit Cost of Funds	2.47	1.82		2.27	1.62
Net interest margin	3.14	3.76		3.23	3.89
Return on average assets	0.36	0.63		0.44	0.71
Return on average total stockholders' equity	6.77	10.15		8.15	11.08

Asset Quality:

Net charge-offs to average loans outstanding				0.11%	0.06%
Nonperforming assets to total period-end assets				0.21	0.13
Allowance for loan losses to total period-end loans				1.03	1.16
Allowance for loan losses to nonperforming loans				265	458
Nonperforming assets to capital and reserves				3%	2%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	September 2006			June 2006			September 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$738,088	$9,876	5.35%	$750,549	$9,967	5.31%	$604,417	$7,548	5.00%
Tax-exempt	1,618	25	6.18	2,101	35	6.66	7,403	168	9.08
Total securities	739,706	9,901	5.35	752,650	10,002	5.32	611,820	7,716	5.04
Federal funds sold	0	0	0.00	0	0	0.00	325	3	3.61
Loans receivable
Mortgage and construction	451,923	8,204	7.14	449,604	8,018	7.07	394,589	6,705	6.74
Commercial loans and lines of credit	266,821	5,509	8.08	250,646	5,114	8.07	198,775	3,521	7.03
Consumer	173,892	2,973	6.78	164,138	2,741	6.70	138,815	2,159	6.17
Tax-exempt	24,357	409	6.72	21,871	356	6.51	9,308	163	7.00
Total loans receivable	916,993	17,095	7.33	886,259	16,229	7.27	741,487	12,548	6.79
Total earning assets	$1,656,699	$26,996	6.45%	$1,638,909	$26,231	6.37%	$1,353,632	$20,267	5.94%

Sources of Funds
Interest-bearing deposits
Regular savings	$368,467	$2,290	2.47%	$351,575	$1,924	2.20%	$330,563	$1,378	1.65%
Interest checking and money market	600,658	5,732	3.79	556,976	4,891	3.52	490,208	3,193	2.58
Time deposits	193,738	1,951	4.00	191,900	1,813	3.79	179,493	1,359	3.00
Public funds time	32,133	351	4.33	33,678	355	4.23	31,429	265	3.35
Total interest-bearing deposits	1,194,996	10,324	3.43	1,134,129	8,983	3.18	1,031,693	6,195	2.38
Short-term borrowings	219,130	3,003	5.36	258,801	3,312	5.06	93,472	861	3.65
Junior subordinated debt	13,943	361	10.36	13,600	355	10.43	13,600	354	10.41
Total interest-bearing liabilities	1,428,069	13,688	3.79	1,406,530	12,650	3.59	1,138,765	7,410	2.58
Noninterest-bearing funds (net)	228,630			232,379			214,867
Total sources to fund earning assets	$1,656,699	$13,688	3.27	$1,638,909	$12,650	3.08	$1,353,632	$7,410	2.17
Net interest income and margin
on a tax-equivalent basis		$13,308	3.18%		$13,581	3.29%		$12,857	3.77%
Tax-exempt adjustment		152			133			112
Net interest income and margin		$13,156	3.14%		$13,448	3.26%		$12,745	3.76%

Other Balances
Cash and due from banks	$51,904			$50,116			$48,936
Other assets	82,357			78,575			61,593
Total assets	1,790,960			1,767,600			1,464,161
Demand deposits (noninterest-bearing)	258,786			258,020			230,992
Other liabilities	7,699			9,959			3,487
Stockholders' equity	96,406			93,091			90,917